UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 30, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of Principal Executive Offices) (Zip Code)

(816) 842-8181

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 30, 2004, Inergy, L.P. (the “Partnership”) announced that it had sold 1,300,000 common units representing limited partner interests in the Partnership to Tortoise Energy Infrastructure Corporation [NYSE: TYG] in a privately negotiated transaction. The press release that the Partnership used to announce this sale is furnished as an exhibit to this report on Form 8-K.

The 1,300,000 common units were offered to Tortoise Energy Infrastructure Corporation under the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-101165), as supplemented by the Prospectus Supplement dated August 30, 2004, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with this offering, the Partnership entered into a purchase agreement with Tortoise Energy Infrastructure Corporation on August 30, 2004. The purchase agreement is furnished as an exhibit to this report on Form 8-K.

The approximately $30.0 million of net proceeds from the offering, after costs, were used by the Partnership to reduce approximately $30.0 million of indebtedness under its revolving credit facility.

As part of its ongoing acquisition program, the Partnership is continuing to evaluate a number of potential acquisitions which are at various stages of the due diligence and negotiation process and which it believes are consistent with its acquisition strategy of making acquisitions that would increase its distributable cash flow per unit. The Partnership has executed non-binding letters of intent to acquire substantially all of the assets of two retail propane marketers. The aggregate purchase price for these two propane marketers is anticipated to be approximately $52.5 million. It is expected that the consideration for these acquisitions would be payable in cash which would be obtained from its revolving credit facility for acquisitions. Each of these acquisitions is subject to the successful negotiation of a definitive purchase agreement and the satisfaction of customary closing conditions. There can be no assurance that either or both of these acquisitions will be consummated.

Item 9.01. Financial Statements and Other Exhibits

(c) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated August 30, 2004, between Inergy, L.P. and Tortoise Energy Infrastructure Corporation.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the common units representing limited partner interests.

8.1	Opinion of Stinson Morrison Hecker LLP as to certain tax matters.

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibits 5.1 and 8.1).

99.1	Inergy, L.P. Press Release dated August 30, 2004.

*    *    *

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

Dated: August 30, 2004

	By:	R. Brooks Sherman Jr.
R. Brooks Sherman Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated August 30, 2004, between Inergy, L.P. and Tortoise Energy Infrastructure Corporation.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the common units representing limited partner interests.

8.1	Opinion of Stinson Morrison Hecker LLP as to certain tax matters.

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibits 5.1 and 8.1).

99.1	Inergy, L.P. Press Release dated August 30, 2004.

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